Exhibit 10.7

                          TECHNICAL SERVICES AGREEMENT


         THIS AGREEMENT is made and entered into as of February 19, 1999 by and between RENTECH, INC., a Colorado corporation having an address of 1331 17th Street, Suite 720, Denver, CO 80202 ("Rentech"), and TEXACO ENERGY SYSTEMS INC., a Delaware corporation having an office at 1111 Bagby Street, Houston, TX 77002 ("Texaco").

         WHEREAS, Rentech has developed a synthesis gas to liquids process incorporating Fischer-Tropsch technology with a slurry reaction bed and an iron based catalyst and has filed patent applications on said process, some of which have issued ("Rentech Technology");

         WHEREAS, Texaco and its Affiliates have substantial expertise in petroleum chemistry and processes associated therewith, and in particular, have developed and are developing substantial expertise in synthesis gas and Fischer-Tropsch technologies;

         WHEREAS, Texaco, in the interest of reducing the time and cost of a proposed development program regarding Rentech's Fischer-Tropsch technology, wishes to utilize the services of Rentech's technical staff and to use Rentech's research facility located in Denver, Colorado for making some of such further developments and improvements;

         WHEREAS, Rentech is willing to provide its technical support and use its research facility for specific technical tasks designated by Texaco.

         THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.       TECHNICAL SERVICES.

         1.1      Services by  Rentech.  Rentech  agrees to provide  services to
complete  mutually  agreed  upon  activities   relating  to  Rentech  Technology
("Tasks") under the terms and conditions of this Agreement.

         1.2 Tasks; Project Team; Technical Lead. The parties each agree to appoint one member from the technical personnel of their respective companies to a joint committee called the "Project Team," which will be responsible for planning and coordinating the Tasks according to the terms and provisions of this Agreement; provided that Texaco shall have the authority to direct and approve performance of all Tasks and to designate a lead party primarily responsible for accomplishing each particular Task ("Technical Lead"). The group responsible for performing a Task may consist of Rentech personnel only, or a combination of Rentech and Texaco personnel. In the absence of a Texaco employee being appointed Technical Lead for a Task, Dr. Charles B. Benham (under the Independent Contractor Agreement which is Exhibit C to the License Agreement dated October 8, 1998 between Rentech and Texaco Natural Gas, Inc., now assigned to Texaco Energy Systems, Inc. ("License Agreement")) shall represent Texaco and be the Technical Lead. Such services by Benham shall not exceed the sixty percent (60%), two hundred seventy (270) hour limits of Attachment 1 to Exhibit C of the License Agreement.


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         1.3      Potential  Tasks.  Potential Tasks are identified in Exhibit A attached to this Agreement. Either Texaco or Rentech may propose additional Tasks. The Project Team will consult about the desirability of undertaking such additional Tasks or activities. Whether any Tasks (additional or as identified in Exhibit A) are to be approved and performed under the terms of this Agreement shall be determined by Texaco, whose approval shall be given in writing ("Approved Tasks"). Whether any Approved Tasks are to be decreased in scope or discontinued shall be determined by Texaco, which shall give notice in writing. Additional Tasks shall be added to Exhibit A as an amendment thereto. In addition, the Tasks described on Exhibit D attached hereto, performed or underway by Rentech to the date this Agreement is signed by the parties, shall be deemed Approved Tasks.

         1.4 Summary of Task. Either party that proposes that an additional Task be performed under this Agreement shall prepare a written summary describing the Task, the need for performing the Task, and the goal to be accomplished by successfully completing the Task ("Additional Task Summary"). Upon Texaco's decision to undertake any Task, Texaco will give written notice of its decision to Rentech.

2. WORK BY THE PARTIES. Each party shall complete the Tasks as efficiently and expeditiously as practical in accordance with the Task.

         2.1 Progress Reports. At least monthly, and upon completion of each scheduled event in a Task, Rentech shall give Texaco a confidential, written report describing in detail the progress of the Task, its future direction, and if completed, a comprehensive report. The reports shall be distributed to the members of the Project Team. The monthly reports shall be accompanied by schedules showing variations from the time schedule and budget for the original Task Plan, if any, together with revised budget projections and time estimates. The Project Team shall amend the Task by mutual agreement, if appropriate and necessary to keep it current with actual progress on the Task.

         2.2 Final Task Reports. Each Task shall be completed once the activities listed for a Task have been completed and Rentech has given a final Task Report to the members of the Project Team.

3. FEES. Texaco shall pay Rentech its fees for services and use of its research facility as defined in Exhibit B. All fees due Rentech for Approved Tasks under this Agreement are recoverable and payable to Rentech for services performed from and including February 19, 1999 regardless of when this Agreement is signed. All invoices are payable within thirty (30) days of receipt by Texaco.

4. OWNERSHIP OF IMPROVEMENTS. It is possible that in the course of performing the Tasks, personnel of Rentech, or Texaco and Rentech collectively, will conceive inventions, proprietary information or improvements relating to the Rentech Technology ("Improvements"). All Improvements to the Rentech Technology that are developed under this Agreement, whether by Rentech, or jointly by Rentech and Texaco, shall be the property of Texaco, which shall have the right to file patent applications for Improvements. Texaco agrees to disclose to and hereby grants to Rentech a nonexclusive, royalty-free, irrevocable, worldwide license, to make, have made, use and practice all Improvements (excluding those which relate to Texaco Gasification Process, Texaco Gasification Power Systems, and Texaco Gasification Fischer-Tropsch) that may be developed, including the right to grant sublicenses; provided, however, if Texaco determines and gives notice in writing to Rentech that an Improvement contains proprietary information of a third party which is not authorized by that third party or which infringes an intellectual property right of a third party, then Rentech will cease usage of such proprietary information or such Improvement that infringes and there will be no Texaco grant of any license (including the right to grant sublicenses) to Rentech for the portion of the


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Improvement which contains such proprietary information or which would cause the infringement. In such event, Rentech will be entitled to discontinue its services under this Agreement for that Task and use of its research facility for such Task.


         4.1 Patents. Decisions concerning whether and how to file applications for patent protection of any or all such Improvements shall be the sole responsibility of Texaco, in its sole discretion. Texaco will file and prosecute such applications and maintain any resulting patents. Rentech will assign its entire right, title and interest in and to any and all of such Improvements and any applications for patents thereon, whether domestic or foreign, to Texaco, or its designee. Rentech will, when requested by Texaco and at the expense of Texaco, execute and deliver all papers deemed proper and necessary by Texaco in connection with the preparation, assignment, filing and prosecution of applications for patent covering such Improvements and will make all rightful oaths useful to Texaco in obtaining, perfecting or enforcing such patents. Rentech will at the expense of Texaco, assist Texaco in every lawful way to obtain and sustain patent, copyright and trade secret protections to the Improvements, all for the benefit of Texaco, as and when requested by Texaco.

         4.2      Sublicenses   by  Rentech.   As  express   conditions  of  any
sublicense granted by Rentech under the initial paragraph of this Section 4, each sublicensee shall be required to agree in writing that the sublicense is subject to confidentiality obligations substantially similar to the terms of the Secrecy Agreement attached as Exhibit C to this Agreement and incorporated herein. Notwithstanding any other language in this Agreement, Rentech may not sublicense Improvements to any person unless such person agrees to the royalty-free grantback licensing of all its improvements to Fischer-Tropsch technology licensed by Rentech to Rentech and Texaco, which may extend such rights to its licensees.

5. RENTECH SERVICE AGREEMENT. Texaco may elect to have Benham provide the services specified in the Exhibit C Independent Contractor Agreement of the License Agreement under this Service Agreement. Absent a contrary written request for additional work from Texaco, such Benham services shall be limited to said Exhibit C limits of sixty percent (60%) and two hundred seventy (270) hours per two (2) month period maximums, so as to not incur the higher hourly charges of said Exhibit C. If Rentech elects to provide the services of Benham under this Service Agreement in excess of such limits, then such excess Benham services shall be charged at the rate of Exhibit B of this Service Agreement.

6. FACILITY ACCESS. Rentech will provide suitable work space at its research facility in Denver, Colorado, without cost, for Texaco personnel when they are assigned to work on Tasks at that location.

7.       CONFIDENTIALITY.

         7.1 Obligation of Confidentiality. All information related to the Rentech Technology is subject to the confidentiality provisions of the License Agreement. All information related to the Texaco Gasification Process ("TGP"), Texaco Gasification Power Systems ("TGPS"), and Texaco Gasification Fischer-Tropsch ("TGFT") will be controlled by confidentiality agreements separate and apart from this Technical Services Agreement and the License Agreement. All information related to the Rentech Technology which is disclosed under this Agreement and which does not fall within TGP, TGPS, TGFT and the following Section 7.2 exceptions to confidentiality is confidential information ("Confidential Information"). For a period of fifteen (15) years from February 19, 1999, each party agrees to not disclose to third parties any Confidential Information received from the other party (including that received during visits to Rentech's research facility, the other party's Licensed Plants and audits and inspections conducted under this Agreement) following the same standard of care the receiving party uses to protect its own Confidential Information of a similar nature except to the extent required to be disclosed by law or as expressly permitted by this Agreement. A party shall not disclose received Confidential Information to anyone except to its employees or those of its affiliates that have a need to know in connection with the development, financing, design, construction or operation of the technology or where knowledge of such Confidential Information is necessary to effect the purposes of this Agreement. A receiving party may disclose received Confidential Information to a contractor, licensee, Rentech licensee, or potential licensee if such party has executed a confidentiality agreement in substantially the form of Exhibit C attached hereto.


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         7.2      Exception to Confidentiality. A receiving party shall not have any obligations of nondisclosure or confidentiality under Section 7.1 as to information, as shown by competent evidence, that (i) is or becomes, through no fault of the receiving party in the public domain; (ii) is lawfully obtained by the receiving party or an affiliate from a source other than the disclosing party; (iii) was already known by the receiving party or an affiliate at the time of its receipt, (iv) is independently developed by employees or contractors of the receiving party or an affiliate without access to the disclosed information; or (v) is required to be disclosed by law or order of any court or governmental authority having jurisdiction. Disclosures that are specific,
including   but  not  limited  to  operating   conditions   such  as  pressures,
temperatures, formulae, procedures and other like standards and conditions, shall not be deemed to be within the foregoing exceptions merely because they
are  embraced  by  general   disclosures   within  the   foregoing   exceptions.
Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because the individual features are within the foregoing exceptions.

         7.3 Published Disclosure. It is agreed that the disclosure of certain information by a disclosing party in a publication, such as in letters patent or by otherwise placing it in the public domain, will not free the receiving party from its obligation to maintain in confidence any information not specifically disclosed in or fairly ascertainable from the publication or other disclosure, such as, for example, the fact that information in the publication or any portion of it is or is not used by the disclosing party.

         7.4 Legal Disclosures. A receiving party shall promptly inform the disclosing party of any required disclosure falling under Section 7.2(v), and aid (or at a minimum not oppose) a motion or similar request by the disclosing party for an order protecting the confidentiality of such information, including joining or agreeing to (or nonopposition to) a motion for leave to intervene by the disclosing party.

         7.5 Notice of Unauthorized Disclosures. A receiving party shall promptly notify the disclosing party in writing of any actual or suspected unauthorized disclosures of which it becomes aware; provided, however, it shall not be a material breach of this Agreement for mere negligence of the receiving party to fail to provide such written notice to the disclosing party as required.

         7.6 Press Releases and Use of Names and Terms. This Agreement does not grant and shall not be construed as granting any license, authorization or consent, to either party by the other party hereto, to use any name, trademark, service mark or slogan of the other party. A press release which includes the name of the other party must have prior written approval of the other party, except as required by law.

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8.       DISCLAIMER OF WARRANTIES, DAMAGES AND LIABILITY OF PARTIES.

         8.1 Disclaimer. Except as stated in this Section 8, ANY TECHNOLOGY, APPARATUS, DESIGN, ORAL OR WRITTEN REPORT, DATA, COMPUTER PROGRAM, REFERENCE/USER MANUALS OR OTHER INFORMATION PROVIDED BY ANY PARTY HEREUNDER SHALL BE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTIES, EXPRESSED OR IMPLIED, including but not limited to the results or effects obtained through use of any apparatus or information, or that it is fit for any use intended, or can be used without infringing the patent or copyright rights of third parties. Without limitation on the preceding, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE IS EXPRESSLY EXCLUDED, BY AGREEMENT OF THE PARTIES, FROM THIS AGREEMENT AND FROM ANY APPARATUS OR INFORMATION PROVIDED HEREUNDER, EXCEPT FOR THE PROVISIONS ON CONFIDENTIALITY OF SECTION 7, NO PARTY WILL BE LIABLE FOR ANY DAMAGES WHATSOEVER, INCLUDING DIRECT DAMAGES OR INDIRECT DAMAGES, SUCH AS LOSS OF PROFITS, SPECIAL OR PUNITIVE DAMAGES, RESULTING FROM THE OTHER PARTY'S USE OR USE BY A THIRD PARTY TO WHOM SUCH OTHER PARTY DISCLOSES ANY APPARATUS OR INFORMATION. The use by a party or its affiliate of any apparatus or information shall be solely at its own risk, and the other party shall not be liable for any damage resulting from inaccuracy, incorrectness, unsoundness, and/or unreliability resulting from use by such party or its affiliate thereof, whether or not such is caused by negligence of the other party or affiliate.

         8.2 Assumption of Risk. Should any party disclose or sublicense apparatus or information of the other party to any other party within the bounds of this Agreement, the party disclosing or sublicensing same shall assume all risks arising out of the other party's use thereof and shall notify such other party in a sublicense, or other writing if no sublicense is granted, that the other party to this Agreement makes no warranties and disclaims all liabilities concerning the information so disclosed or sublicensed.

         8.3 Indemnification. Each party hereto indemnifies and holds the other party hereto, its affiliates and officers, directors, employees and representatives of each ("Indemnified Parties") harmless from and against any and all damages, including injury or death of individuals and property damages, which arise out of, or are directly related to the indemnifying party's practice under or use of the other party's information, the indemnifying party's rightful disclosure or sublicensing of apparatus or information pursuant to this Agreement, and the use of such information by any third party or sublicensee to whom such information is so disclosed without regard to the cause or causes or the negligence of any party or parties. Each party agrees that its licensee or sublicensee in all agreements which grant rights under the other party's technology or information will disclaim the right to sue for or collect any and all damages from the other party, without regard to the cause or causes of the negligence of any party or parties. Nothing herein is intended to or shall be construed as an admission of liability on the part of any party hereto with respect to third parties, and each party hereto expressly disclaims any intention that any third party shall be a third party beneficiary under this section.

         8.4 Costs and Expenses of Employees and Contractors. Each party hereto will be responsible for paying the salaries, costs and expenses of its own employees and contractors. Each party agrees to protect and indemnify the other and its Indemnified Parties from all such costs and expenses.

         8.5 Liabilities for Injury or Death or Damage to Property. Each party shall indemnify, defend and hold harmless the other party ("Indemnified Parties") from and against any and all damages and liabilities due to injury or death of personnel (employees and contractors) of such party or damage to the property of such party or its personnel, regardless of whether the negligence of an Indemnified Party is a contributing factor to the damages or liability.


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         8.6      Notice of Claims to Indemnifying  Party. A party shall, to the extent it becomes aware thereof, give prompt written notice to the indemnifying party of each legal action or claim or threat thereof made against an Indemnified Party, with respect to Sections 8.3, 8.4 and 8.5. An Indemnified Party shall give such written notice within ten (10) days after acquiring such knowledge but at least ten (10) days prior to the expiration of time in which a response must be filed with a court or other judicial body, whichever is the first to occur. It shall not be a material breach of this Agreement justifying termination of this Agreement for mere negligence of an Indemnified Party in failing to provide such written notice to an Indemnified Party as required hereby, but shall support claims for damages.

         8.7 Advisory Counsel. An Indemnified Party may, at its expense and with advisory counsel of its own choosing, participate in the defense of any legal action, claims, or threat thereof under Sections 8.3, 8.4 and 8.5.

         8.8 Indirect Damage Disclaimer. Except for the unauthorized disclosure of Confidential Information where indirect damages may be awarded, neither party shall be liable to the other under this Agreement for any indirect damages, including but not limited to loss of profits, consequential, special or punitive damages.

         8.9 Notification of Suit. Each party shall promptly notify the other party in writing of any suit or action which to its knowledge directly or indirectly relates to the use of the Improvements developed under this Agreement.

         8.10 Liability Limit. Regardless of any terms of this Agreement, neither party's liability to the other (except for fees due and owing to Rentech for services and use of its research facility), shall exceed Five Million Dollars ($5,000,000).

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

         9.1 Representations, Warranties and Covenants of Texaco. Texaco hereby represents, warrants and covenants to Rentech as follows:

         (a) Right, Power and Authority. Texaco has full right, power and authority to enter into this Agreement, and there is no impediment that would inhibit its ability to perform the terms and conditions imposed upon it by this Agreement.

         (b) Binding Obligation. This Agreement has been duly authorized by all necessary corporate and stockholder action and constitutes a valid and binding obligation of Texaco, enforceable in accordance with its terms.

         (c) Corporate Good Standing. Texaco is a corporation duly organized and validly existing and in good standing under the laws of the place of its organization and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.



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         (d)      No  Government   Approval  Needed.  No  registration  with  or
approval of any government agency or commission is necessary for the execution, delivery or performance by Texaco of any of the terms of this Agreement, or for the validity and enforceability hereof or with respect to the obligations of
Texaco  hereunder,   except  such  registrations  and  approvals  as  have  been previously made or obtained, or will be obtained.

         (e) No Provisions Contravened. There are no provisions in the memorandum or articles of association or articles of incorporation, as the case may be, or bylaws or operating agreement, if any, of Texaco, and no provision in any existing mortgage, indenture contract or agreement binding upon Texaco that would be contravened by the execution, delivery or performance by Texaco of this Agreement.

         (f) No Consent of Third Parties Needed. No consent of any lender, trustee or holder of any indebtedness of Texaco or any other third party is or shall be required as a condition to the validity of this Agreement, except such consents as have been previously obtained, certified copies of which have been delivered to Rentech.

         (g) No Proceedings Pending. No actions or proceedings are pending or insofar as Texaco knows or ought to know threatened against Texaco, or any or its officers or directors in their capacities as officers and directors of Texaco, before any court, administrative agency or other tribunal that might have a material adverse effect on its business or condition, financial or otherwise, or its operation.

         (h) Not Contravene Any Law. Neither the execution nor the delivery of this Agreement by Texaco nor the fulfillment of or compliance with its terms and provisions by Texaco will contravene any provision of law including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to Texaco.

         9.2 Representations, Warranties and Covenants of Rentech. Rentech hereby represents, warrants and covenants to Texaco as:

         (a) Right, Power and Authority. Rentech has full right, power and authority to enter into this Agreement, and there is no impediment that would inhibit its ability to perform the terms and conditions imposed upon it by this Agreement.

         (b) Binding Obligation. This Agreement has been duly authorized by all necessary corporate and stockholder action and constitutes a valid and binding obligation of Rentech, enforceable in accordance with its terms.

         (c) Corporate Good Standing. Rentech is a corporation duly organized and validly existing and in good standing under the laws of the state of Colorado, United States of America, and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

         (d) No Government Approval Needed. No registration with or approval of any government agency or commission is necessary for the execution, delivery or performance by Rentech of any of the terms of this Agreement, or for the validity and enforceability hereof or with respect to the obligations of Rentech hereunder, except such registrations and approvals as have been previously made or obtained or will be obtained.


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         (e)      No  Provisions  Contravened.  There are no  provisions  in the memorandum or articles of association or articles of incorporation as the case may be, or bylaws or operating agreement, if any, of Rentech, and no provisions in any existing mortgage, indenture, contract or agreement binding on Rentech that would be contravened by the execution, delivery or performance by Rentech of this Agreement.

         (f) No Consent of Third Parties Needed. No consent of any lender, trustee or holder of any indebtedness of Rentech or any other third party is or shall be required as a condition to the validity of this Agreement, except such consents as have been previously obtained, certified copies of which have been delivered to Texaco.

         (g) No Proceedings Pending. There are no actions or proceedings pending or insofar as Rentech knows or ought to know threatened against Rentech, or any of its officers or directors in their capacities as officers or directors of Rentech, before any court, administrative agency or other tribunal that might have a material adverse effect on its business or condition, financial or otherwise, or its operation.

         (h) Not Contravene Any Law. Neither the execution nor the delivery of this Agreement by Rentech nor the fulfillment of or compliance with the terms and provisions by Rentech will contravene any provision of law including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to Rentech.

10.      TERM AND TERMINATION.

         10.1 Term. The term of this Agreement shall commence as of February 19, 1999 and shall extend until the later date of (a) the completion of the Tasks approved by Texaco, or (b) a party determines that there are no additional Tasks to be performed, provided, however, Texaco may terminate a specific Task or this Agreement by giving Rentech at least forty-five (45) days prior written notice of such a termination. If Texaco elects to terminate a specific Task or this Agreement by giving such written notice of termination, it shall pay all financial obligations due to Rentech through the date of such a termination.

         10.2 Termination for Breach. Either party shall have the right to terminate this Agreement as a result of the other party's material breach. The party claiming breach of the Agreement shall give the other party written notice of the breach, specifying the nature thereof, and the other party shall have thirty (30) days after such notice to cure such breach. Upon the failure of the party in material breach to cure the breach within the thirty (30) day period or to commence a cure and diligently proceed thereafter to complete the cure, the other party shall have the right to terminate this Agreement as of the date set forth in the written termination notice. The right of a party to terminate this Agreement for material breach shall be in addition to and not in lieu of any other right or remedy that the terminating party may have under this Agreement.

         10.3 No Damage. Neither party shall be liable for damages of any kind as a result of properly exercising its respective right to terminate this Agreement, and termination according to the terms of this Agreement shall not affect any other right or remedy of either party.

11.      MISCELLANEOUS.

         11.1 Assignment. Except for assignment to an affiliate, which accepts all obligations and rights of the assignor as if it was an original signatory to this Agreement, which may be done without consent, neither this Agreement nor any of the rights and obligations of a party hereunder may be assigned by any party without the prior written consent of the other party, which will not be unreasonably withheld. It is reasonable for a party to withhold consent for the reason that the proposed assignee is a competitor in the licensing of Fischer-Tropsch technology.

         11.2     Arbitration and Injunctive Relief.

         (a) Procedure for Arbitration; Judgment. Except as specified in paragraph 11.2(b), any dispute, controversy or claim arising out of or relating to this Agreement (including all Exhibits and Attachments), including its interpretation or performance, that the parties are unable to resolve shall be submitted to binding arbitration before a single arbitrator, in the sole discretion of any party, by giving the other party written notice. The arbitration shall be in accordance with the commercial rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in the city of Denver, Colorado, United States of America, which shall be the exclusive forum for resolving such dispute, controversy or claim. For the purpose of the arbitration, the provisions of this Agreement and all rights and obligations hereunder shall be governed or construed in accordance with the laws of the state of Colorado, United States of America, without regard to the conflicts of law doctrine observed in Colorado. The arbitration award shall be in writing and specify the factual and legal basis for the award, and shall be accompanied by a reasoned opinion. The decision of the arbitrator shall be final and binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrator determines. Each party hereby submits itself to the jurisdiction of the courts of the place arbitration is held for the entry of judgment thereunder. Notwithstanding this provision, judgment upon the award of the arbitration may be entered in any court where the arbitration takes place or any court having jurisdiction thereof, and application may be made to any court for a judicial acceptance of the award and order of enforcement. If the parties cannot agree on an arbitrator within thirty (30) days of receipt of notice of arbitration, then either party may elect to have the arbitrator appointed by the chief executive officer of the American Arbitration Association; provided, however, that the arbitrator shall be a licensed member of the U.S. patent bar who is skilled in licensing agreements.

         (b) Judicial Action for Specific Performance or Injunction. Notwithstanding anything contained in the preceding section to the contrary, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights for injunctive relief.

         11.3     Governing Law; Jurisdiction; Venue.

         The provisions of this Agreement and all rights and obligations hereunder shall be governed and construed in accordance with the substantive and procedural laws of the state of Colorado, United States of America, without regard to the conflicts of law doctrine observed in Colorado. The parties irrevocably submit to the jurisdiction of the courts of the state of Colorado and of the United States of America for the District of Colorado for these purposes; provided, however, that nothing herein shall preclude either party, if it deems fit, from instituting proceedings for injunctive relief against any other party or anyone acting by, through or under such other party in any country or place which may have jurisdiction for the purpose of protecting and enforcing the instituting party's rights either under this Agreement or pursuant to any other agreements, documents, instruments or rights. If the notice address of paragraph 11.8 is not a valid Colorado address, the parties designate and appoint the Secretary of State of Colorado as their agent for the service of process in Colorado and agree to consider any legal process or any demand or notice made or served on said agent as being made on it; provided, however, that the serving party shall within twenty-four (24) hours of such service send to the other party a copy of the documents so served, and such copies shall be sent by air courier to the other party's address (as set out in paragraph 11.8 and a second known address if the noticing party knows the address has changed). In the alternative, service of process may be made by postage prepaid, certified or recorded delivery air mail letter transmitted by either party to the other party at the address for notices in paragraph 11.8 and a second known address if the noticing party knows the address has changed. The foregoing, however, shall not limit the right of either party to serve process in any other manner permitted by law or to bring any proceeding to protect and enforce through injunctive relief its rights either hereunder or pursuant to any other agreements, documents, instruments or rights or to obtain execution or judicial recognition of judgment of arbitration in any court of competent jurisdiction. Each party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement in the state of Colorado and further irrevocably waives any claim that the state of Colorado is not a convenient forum for any such suit, action or proceeding or to object to venue to the extent of any proceeding brought in accordance with this section. Each party stipulates that the state and federal courts located in the City and County of Denver, Colorado shall have in personam jurisdiction and venue over such party for the purpose of obtaining execution of judicial recognition of judgment of arbitration arising out of or related to this Agreement.

         11.4 No Other Relationship. Nothing herein contained shall be deemed to create an agency, joint venture, partnership, franchise or similar relation between the parties hereto. Each party shall conduct all business in such party's own name as an independent contractor. Neither party shall be liable for the representations, acts, or omissions of the other party contrary to the terms of this Agreement. Neither party has the right or power to act for or on behalf of the other or to bind the other in any respect whatsoever, other than as expressly provided for herein.

11.5     Force Majeure.

         (a) No Liability for Certain Delays or Defaults. Neither Rentech nor Texaco shall be liable in damages, or have the right to terminate this Agreement, for any delay or default in performing any obligation hereunder if that failure or delay is due to any cause beyond the reasonable control and without default or negligence of that party and it is making efforts in good faith to comply with the terms of this Agreement; provided, however, in order to excuse its delay or default hereunder, a party shall promptly notify the other party of the occurrence or the cause specifying the nature and particulars thereof and the expected duration thereof, and provided, further, that such party shall promptly give notice to the other party specifying the date of termination thereof. All obligations of both parties shall return to being in full force and effect upon the termination of such occurrence or cause (including, without limitations any payment that became due and payable hereunder prior to the termination of such occurrence or cause). However, in the event that the duration of such occurrence or cause extends beyond one year, the non-excused party shall then have the right, by giving sixty (60) days prior written notice to the other party, to terminate this Agreement unless the other party shall substantially cure such occurrence or cause within said sixty (60) days.

         (b) Cause Beyond the Reasonable Control. For the purposes of this section, a "cause beyond the reasonable control" of a party shall mean any act of any government or other authority or statutory undertaking, labor walkout or work stoppage that compels termination of work; fire; explosion; accident; power failure; failure of electric power supply; flood; catastrophic hardware or software failure; riot or war (declared or undeclared) that renders a party unable to proceed with performance or continue, despite all reasonable commercial efforts to proceed or continue to perform.

         11.6 Rights, Powers, Remedies Cumulative; Waiver; Time. Except for binding arbitration and limitation of rights for legal action in paragraph 11.2, each and every power and remedy in this Agreement specifically given to a party shall be cumulative and shall be in addition to every other right, power and remedy herein or now or hereafter existing at law, in equity, or by statute, and each and every right, power and remedy whether specifically provided in this Agreement or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by a party. Failure by either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision. The acceptance by a party of any payment shall not be deemed a waiver of any right to take advantage of any future ground for termination or of any past ground for termination not completely cured thereby, unless expressly waived in writing.

         11.7 Table of Contents and Headings. Any table of contents accompanying this Agreement and any section headings contained herein are for ease of reference only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

         11.8 Notices. Any notice, payment, request, demand or other communication hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, upon personal delivery to the party to be notified; or (ii) one business day after sending by facsimile transmission with confirmation that the facsimile message was transmitted to the party to be notified, or (iii) three (3) business days after sending by registered or certified mail, postage paid, to the party to be notified; or (iv) three (3) business days after sending by ordinary mail, postage paid, to the party to be notified, at the address set forth below:

Rentech, Inc.                                        Texaco Energy Systems, Inc.
1331 17th St., Suite 720                             1111 Bagby
Denver, CO 80202                                     Houston, TX 77002-4596

Either  Rentech  or  Texaco  may  change  its  address,   facsimile   number  or
representative to be notified by written notice to the other party given in accordance with this section.

         11.9 Integration. Except for the License Agreement and confidentiality agreements relating to TGP, TGPS and TGFT, this Agreement, which includes Exhibits and Attachments, represents the entire agreement of the parties with respect to the subject matter herein contained and supersedes and cancels all prior correspondence, conversations, negotiations, understandings and agreements with respect to those subjects. This Agreement may not be modified orally, but only by a writing signed by both parties.

         11.10 Construction. This Agreement has been prepared, examined, negotiated and revised by each party and their respective attorneys, and no implication shall be drawn and no provision shall be construed against any party to this Agreement by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

         11.11 Invalidity of Provision. If any of the provisions of this Agreement shall be held by a court or administrative agency of competent jurisdiction  to  contravene  the laws of any  country,  it is agreed  that such invalidity, illegality or unenforceability shall not invalidate the whole Agreement, but this Agreement shall be construed as if it did not contain the provision or provisions held to be invalid, illegal or unenforceable in the particular jurisdiction concerned, and insofar as such construction does not affect the substance of this Agreement and the rights and obligations of the parties hereto, it shall be construed and enforced accordingly. In the event, however, that such invalidity, illegality or unenforceability shall substantially alter the relationship between the parties hereto, affecting adversely the interest of either party, then the parties hereto shall negotiate a mutually acceptable alternative provision not conflicting with such laws.

         11.12 Further Assurances. Each party shall execute and deliver all such further documents and instruments and take all such further actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

         11.13 Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute but one and the same agreement, which shall be binding on all the parties hereto notwithstanding that less than all of the parties may have signed the same original or the same counterpart.

         11.14 Audit. Rentech agrees, upon ten (10) days written notice of Texaco, to permit Texaco up to once a calendar year to have access during customary business hours to the books and records of Rentech pertaining to (i) activities under this Agreement and (ii) fees and invoices being charged under this Agreement, including overhead rates and administrative fees. The right to examine may be exercised at any time during the term of this Agreement and for a period of two (2) years after its expiration or termination. Prompt adjustments in billings and Exhibit B fees shall be made to compensate for any errors or omissions disclosed by such an examination. Texaco agrees to be subject to the confidentiality and nonuse obligations and exceptions of Section 7 of this Agreement for any information disclosed to it by such an examination for a period of five (5) years from the date of disclosure.

         IN WITNESS WHEREOF, the parties have executed duplicate originals of this Agreement by their duly authorized officers as of the date first mentioned above.

RENTECH, INC.                                        ATTEST:

         /s/ Dennis L. Yakobson                      /s/ Ronald C. Butz
By:      ___________________________                 ___________________________
         Dennis L. Yakobson, President               Ronald C. Butz, Secretary
         Date:  10 June, 1999

TEXACO ENERGY SYSTEMS INC.

         /s/ Graham Batcheler, President
By:      _______________________________
Name:    Graham Batcheler, President                 Approved
Date:    June 14, 1999                               HJD